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     Filed with the Securities and Exchange Commission on October 17, 1996
                                               Registration No.: 33-____________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
              (Exact name of issuer as specified in its charter)

                   Georgia                     58-1098795
         (State or other jurisdiction      (I.R.S. Employer Identification No.)
      of incorporation or organization)

                       470 East Paces Ferry Road, N. E.
                            Atlanta, Georgia 30305
                   (Address of Principal Executive Offices)

             AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN,
 NONQUALIFIED STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN  AND DIRECTOR
           AND OFFICER STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS")
                           (Full Title of the Plans)

         Agent for Service:                  With Copies to:
         Henry B. Levi                       James C. Edenfield and
         Gambrell & Stolz, L.L.P.            Peter W. Pamplin
         Suite 4300, One Peachtree Center    American Software, Inc.
         303 Peachtree Street, N. E.         470 East Paces Ferry Road, N.E.
         Atlanta, Georgia 30308              Atlanta, Georgia 30305

         Telephone Number of Agent for Service: 404/577-6000

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                        CALCULATION OF REGISTRATION FEE
================================================================================
                                                       Proposed
                                                       Maximum
                                                       Aggregate
                                            Proposed   Offering
                                            Maximum    Price
                                            Offering   of
                            Amount          Price      Additional  Amount of
Title of Securities         to be           Per        Shares/2/   Registration
to be Registered            Registered/1/   Share/2/   /3/         Fee
--------------------------------------------------------------------------------
Class A Common Shares,
 Par Value $.10             3,950,486 Shs.   $6.625    $2,896,251    $998.71
================================================================================
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/1/Based upon the aggregate number of Shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under such Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to (a) the additional 250,000 shares registered resulting from an amendment to one of the Plans, and (b) 187,170 shares that inadvertently were not included in previous Registration Statements registering shares that may be issued pursuant to options granted under the Plans. The remaining shares were registered under Registration Statement Numbers 33-42017, 33-67010, 33-83396 and/or 33-62587.

/2/Based upon the closing price of the Class A Common Shares on NASDAQ National on October 4, 1996.

/3/Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).


                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E


         The contents of Registration Statement No. 33-42017 on Form S-8 of the Registrant are hereby incorporated by reference thereto, except for Item 5 of
Part II, which is revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 33-42017.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

         The firm of Gambrell & Stolz, L.L.P., Atlanta, Georgia, is general counsel to the Registrant. As of September 12, 1996, lawyers associated with that firm owned or had options to purchase 37,992 Class A Common Shares of the Registrant. David H. Gambrell and James R. McGuone, partners in that firm, are a Director of the Registrant and the Secretary of the Registrant, respectively.

                                       2
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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
         --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, State of Georgia, on October 16, 1996.

                                        AMERICAN SOFTWARE, INC.


                                        By:  /s/ James C. Edenfield
                                           -------------------------------------
                                             James C. Edenfield, President and
                                             Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
    Name                  Capacity                    Date
    ----                  --------                    ----

/s/ James C. Edenfield
-----------------------   President, Chief Executive  October   16 , 1996
James C. Edenfield        Officer and Director                -----

/s/ Thomas L. Newberry
-----------------------   Chairman of the Board of    October   17 , 1996
Thomas L. Newberry        Directors                           -----

/s/ David H. Gambrell
-----------------------   Director                    October   7  , 1996
David H. Gambrell                                             -----


-----------------------   Director                    October      , 1996
Thomas R. Williams                                            -----

/s/ Peter W. Pamplin
-----------------------   Chief Accounting Officer    October   16 , 1996
Peter W. Pamplin          and Acting Chief Financial          -----
                          Officer
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                                       3
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                                 EXHIBIT INDEX
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


Exhibit No.      Description of Exhibit
-----------      ----------------------

5.1              Opinion of Gambrell & Stolz, L.L.P.
                 regarding legality of Securities

23.1             Consent of KPMG Peat Marwick LLP

24               Power of Attorney

99.1             Amended and Restated American Software, Inc.
                 1991 Employee Stock Option Plan

99.2             Amended and Restated American Software, Inc.
                 Director and Officer Stock Option Plan

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